Consent of Independent Registered Public Accounting Firm

As independent public accountants, we hereby consent to the use of our report incorporated by reference herein dated  February 17, 2005 on the financial statements of Paradigm Value Fund as of December 31, 2004 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information  in this Post-Effective Amendment No. 3 to the Paradigm Value Fund’s (SEC File No. 811-21233) Registration Statement on Form N-1A.

/s/ Cohen McCurdy

Cohen McCurdy, Ltd.

Westlake, Ohio

February 25, 2005